Exhibit 10.14
SUBSCRIPTION AGREEMENT
     SUBSCRIPTION AGREEMENT, dated as of May 15, 2007 (this “Agreement”) by and among Healthcare Services, Inc., a Delaware corporation (the “Company”) and Ascension Health, a Missouri not-for-profit corporation (“Ascension” or “Purchaser”).
W I T N E S S E T H
     WHEREAS, Purchaser currently owns shares of the Company’s Series B Common Stock subject to that certain Restricted Stock Agreement dated as of November 7, 2004 between Ascension Health and the Company (the “Restricted Stock Agreement”); and
     WHEREAS, Purchaser, wishes to purchase, and the Company wishes to sell to Purchaser, 669,284 additional shares of the Company’s Series B Common Stock, par value $0.01 per share (the “Additional Series B Stock” or the “Purchased Shares”) on the terms and subject to the conditions set forth in this Agreement and those of the Restricted Stock Agreement.
     NOW THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I.
THE PURCHASED SHARES
Section 1.01. Issuance, Sale and Delivery of Shares. Subject to the terms and conditions of this Agreement, and the Restricted Stock Agreement, at the Closing (as defined in Section 1.02), the Company agrees to issue and sell to each Purchaser, and Purchaser hereby agrees to purchase from the Company, 669,284 shares, at the aggregate purchase price of $5,488,128 (“Purchase Price for Purchased Shares”).
Section 1.02. Closing. The closing shall take place at the offices of Katten Muchin Rosenman LLP, 525 W. Monroe Street, Chicago, Illinois 60661-3693, at 10:00 a.m., Central time, on June 7, 2007, or at such other location, date and time as may be agreed upon between the Purchaser and the Company (such closing being called the “Closing” and such date and time being called the “Closing Date”). At the Closing, the Company shall issue and deliver to Purchaser a stock certificate in definitive form, registered in the name of Purchaser, representing the Purchased Shares being purchased by it at the Closing. As payment in full for the Purchased Shares being purchased by it under this Agreement, and against delivery of the stock certificates therefor as aforesaid, on the Closing Date Purchaser shall transfer the amount of $5,488,128, to the account of the Company by wire transfer of immediately available funds.

ARTICLE II.
COMPANY REPRESENTATIONS AND WARRANTIES
The Company hereby represents and warrants to the Subscriber as of the date hereof that:
Section 2.01. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.
Section 2.02. Validity of Securities. The Securities, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.
Section 2.03. Capitalization. The outstanding capital of the Company, on a fully diluted basis, as of 12-31-06 is set forth on Exhibit A hereto and there have been no changes to the outstanding capital since that time, other than the transaction contemplated by this Subscription Agreement.
Section 2.04. Due Authorization. All action on the part of the Company necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement has been taken.
Section 2.05. Valid Issuance of Purchased Shares. The Purchased Shares which are being purchased by Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of Purchaser in this Agreement, will be issued in compliance with all applicable federal and state securities laws.
Section 2.06. Governmental Consents. Assuming the accuracy of the representations made by the Purchaser in Article III of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except such filings as have been made prior to the Closing, or such post-closing filings as may be required under Rule 506 of Regulation D of the Securities Act of 1933, as amended, and applicable state securities laws, which will be timely filed within the applicable periods therefore
Section 2.07. Litigation. There is no action, suit, proceeding or investigation pending or currently threatened in writing against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.
Section 2.08. Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Restated Articles or Amended and Restated Bylaws or in any material respect of any provision of any mortgage, indenture, agreement, instrument, or contract to which it is a party or by which it is bound, or to its knowledge, of any federal or state judgment, order, writ, decree, statute, rule, or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any material lien, charge or encumbrance upon any assets of the Company.
Section 2.09. Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.
Section 2.10. Insurance. The Company has in full force and effect valid policies of workers’ compensation insurance and of insurance with respect to their properties and business of the kinds and amounts not less than is customarily obtained by corporations of similar size engaged in the same or similar businesses and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.
Section 2.11. Obligations to Related Parties. Except as provided in the Schedule of Exceptions, there are no obligations of the Company to officers, directors, stockholders, or employees of the Company or its affiliates other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).
Section 2.12. No Conflict. The Company has the legal right, capacity and authority to enter into this Agreement and the execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action. The execution, delivery and performance of this Agreement by the Company will not violate, conflict with, or cause a default under its certificate of incorporation and by-laws, or any agreement, lease, mortgage, instrument or other contract to which the Company is a party or by which it is bound.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
Purchaser represents and warrants to the Company that:
Section 3.01. Information Received. The Purchaser:
          (a) has received such documents, materials and information as the Purchaser deems necessary or appropriate for evaluating an investment in the Company;
          (b) has carefully read and understands these materials; and
          (c) has made such further investigation as was deemed appropriate to obtain additional information to verify the accuracy of such materials and to evaluate the merits and risks of its investment in the Purchased Shares.
Section 3.02. Due Diligence. The Purchaser has had an opportunity to ask questions of and receive answers from the officers of the Company, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the undersigned.
Section 3.03. No Solicitation. The Purchaser confirms that the Purchased Shares were not offered to the Purchaser by any means of general solicitation or general advertising.
Section 3.04. Investor Status. The Purchaser:
          (a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company;
          (b) is able to bear the economic risks of an investment in the Purchased Shares, and at the present time could afford a complete loss of such investment; and
          (c) is acquiring the Purchased Shares for the Purchaser’s own account, for investment purposes only, and not with a view towards the sale or other distribution thereof, in whole or in part.
Section 3.05. No Registration. The Purchaser understands that the Purchased Shares have not been registered under the securities laws of any state, under the Securities Act of 1933, as amended (the “Act”) or under the securities laws of any other country and are offered in reliance on exemptions therefrom (which depend upon, among other things, the bona fide nature of the investment intent and the truth and accuracy of such Purchaser’s representations as expressed herein), that the Purchased Shares have not been approved or disapproved by the Securities and Exchange Commission, by any other federal or state agency or by any other equivalent foreign agency.

Section 3.06. Nature of Investment. The Purchaser recognizes that the Company is a highly speculative venture involving a high degree of financial risk and the Purchaser is familiar with the nature of, and risks attendant to, investments in securities of the type being subscribed for and has determined that the purchase of such securities is consistent with the Purchaser’s investment objectives.
Section 3.07. Transferability. The Purchaser understands that: (a) the Purchased shares are subject to the terms of the Restricted Stock Agreement which includes restrictions on the transferability of the Purchased Shares; (b) except as set forth in, by and among the Company and the Purchasers, the Purchaser has no rights to require the Purchased Shares to be registered under the Act or any equivalent foreign agency; (c) there will be no public market for the Purchased Shares; and (d) it may not be possible for the Purchaser to liquidate the Purchaser’s investment in the Company and accordingly, the Purchaser may have to hold the Purchased Shares, and bear the economic risk of this investment, indefinitely.
Section 3.08. Power and Authority; Due Authorization. If the Purchaser is a partnership, corporation, limited liability company, trust, or other entity, the person executing this Agreement has the full power and authority to execute and deliver this Agreement on behalf of the subscribing entity for whom he or she is executing this Agreement, such entity has the full power and authority to execute and deliver this Agreement, all action on the part of the such entity necessary for the authorization, execution and delivery of, and the performance of all obligations of such entity under, this Agreement has been taken and such entity was not formed solely for the purpose of investing in Purchased Shares.
Section 3.09. Separate Representation. The Purchaser acknowledges that it has been advised to consult with its own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of participating in the Company.
Section 3.10. Company Representations. Except as set forth herein, the Purchaser is not relying on any representations, warranties, projections, covenants or other statements or commitments, written or oral, by the Company, its officers, directors, representatives or agents in connection with its investment in the Purchased Shares.
Section 3.11. Accredited Investor. The Purchaser is either
          (a) a natural person and he or she (i) has an individual net worth, or joint net worth with his or her spouse, in excess of US$1,000,000 or (ii) had an individual income in excess of US$200,000 in each of the two most recent years or joint income with his or her spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or
          (b) not a natural person and (i) all of its equity owners are natural persons as to each of whom the representation and warranty set forth in Section 3.12 hereof would be true and correct or (ii) it is a corporation, business trust, or partnership, limited liability company, or irrevocable trust not formed for the specific purpose of acquiring the Purchased Shares, with total assets in excess of US$5,000,000.
ARTICLE IV.
MISCELLANEOUS
Section 4.01. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement.
Section 4.02. Consent to Amendments; Waivers. This Agreement may be amended or modified upon the written agreement of the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective against the party executing such waiver, permit, consent or approval only to the extent specifically set forth in such writing. No other course of dealing between the parties or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such parties.
Section 4.03. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:
          (a) if to the Company, at 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611, Attn: Mary Tolan, Chief Executive Officer, with a copy to Greg Kazarian, Senior Vice President and General Counsel; and
          (b) if to Purchaser, at 4600 Edmundson Road, St. Louis, Missouri 63134, Attn: Anthony Speranzo, Senior Vice President and Chief Financial Officer, with a copy to Joseph R. Impicciche, Senior Vice President and General Counsel
     or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.
Section 4.04. Back Up Withholding. The undersigned represents, warrants and certifies that he is not subject to “back up withholding” pursuant to Section 3406 of the Internal Revenue Code of 1986, as amended, and that he has provided his correct tax identification number below.
Section 4.05. Binding Effect. This Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, administrators, and other successors of the undersigned and this Agreement shall inure to the benefit of and be enforceable by the Company. If there is more than one signatory hereto, the obligations, representations, warranties, and agreements of the undersigned are made jointly and severally.

Section 4.06. Governing Law; Choice of Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. Any and all litigation arising out of this Agreement shall be conducted only in courts located in the State of Illinois.
Section 4.07. No Third Party Beneficiaries. This Agreement is intended and agreed to be solely for the benefit of the parties hereto and the members of the Company, and no other person or entity shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Subscription Agreement.
Section 4.08. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.
Section 4.09. Construction. Common nouns and pronouns used in this Subscription Agreement shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person may in the context require. This Agreement shall not be construed against any party for having drafted it.
Section 4.10. Counterparts/Reproduction of Documents. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed and delivered by facsimile signature, which signature shall be deemed to be an original. Upon execution in accordance herewith, this Agreement may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process, each of which reproduction of this Agreement shall be deemed to be an original.
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     IN WITNESS WHEREOF, the undersigned entities have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

COMPANY: HEALTHCARE SERVICES, INC.
By:	/s/ Mary Tolan
Name:	Mary Tolan
Title:	Chief Executive Officer

ASCENSION HEALTH:
By:	/s/ Anthony Speranzo
Name:	Anthony Speranzo
Title:	Senior Vice President and Chief Financial Officer

ACCRETIVE HEALTH
FULLY DILUTED SHARES
As of: December 31, 2006

Accretive Health Fully Diluted Shares

Series A Preferred as if Converted	9,905,674
Series D Preferred	1,267,224
Series B Outstanding	3,902,374
Series B Warrants	213,100
Series C Outstanding	3,733,051
Series C Options	2,454,862
Series C Warrants	833,334

Total Shares as of December 31, 2006	22,309,619

Ascension Anti-Dilution Warrants
Series B Outstanding	902,374
Series B Warrants	213,100

Total Ascension	1,115,474

Ascension as a % of Total Shares	5.00%

Ascension Anti-Dilution Warrants - Detail
Dec. 2004 true-up to 5%	19,189
Shultz	9,447
2005 Series A Capital Funding - Series 14/MT	22,787
Zimmerman Warrants	43,860
Dec 2005 Capital Raise - Series D as if converted	66,696
Dec 2005 Series C - Option Pool	35,368
Sure Decisions Closing Shares	5,251
Sure Decisions Option Pool	10,502

Total Anti-Dilution Warrants thru 12/31/06	213,100